Exhibit 3.74

BYLAWS

OF

LEGRAND JOHNSON CONSTRUCTION CO.

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4.2	Certificates of Stock	10
4.3	Transfers	11
4.4	Lost, Stolen or Destroyed Certificates	11
4.5	Record Date	11

ARTICLE V GENERAL PROVISIONS		12
5.1	Fiscal Year	12
5.2	Corporate Seal	12
5.3	Waiver of Notice	12
5.4	Voting of Securities	12
5.5	Evidence of Authority	13
5.6	Articles of Incorporation	13
5.7	Severability	13
5.8	Pronouns	13

ARTICLE VI AMENDMENTS		13
6.1	By the Board of Directors	13
6.2	By the Shareholders	13

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ARTICLE I

SHAREHOLDERS

1.1          Place of Meetings. All meetings of shareholders shall be held at the office of LeGrand Johnson Construction Co. (the “Corporation”) in Logan, Utah, or at such other place as may be designated in the notice of the meeting.

1.2          Annual Meeting. An annual meeting of the shareholders shall be held each year on the first Thursday after the 15th of July of each year and shall be held at the principal place of business of the Corporation in Logan, Utah, unless all shareholders consent in writing for such annual meeting to be held at a place other than the principal place of business. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the shareholders shall be deemed to refer to such special meeting.

1.3          Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chief Executive Officer or President of the Corporation, by a majority of the Board of Directors, or as otherwise permitted by law. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4          Notice of Meetings. Except as otherwise provided by law, notice of each meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Without limiting the manner by which notice otherwise may be given to shareholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Utah Revised Business Corporation Act) by the shareholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting. In addition, the notice of a special meeting shall state the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time it is electronically transmitted in a manner and to an address provided by the recipient in an unrevoked consent.

1.5          Voting List. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.6          Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the voting capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7          Adjournments. Any meeting of shareholders may be adjourned from time to time to any other time and to any other place at which a meeting of shareholders may be held under these Bylaws by the shareholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no shareholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any shareholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8          Voting and Proxies. Each shareholder shall have one vote for each share of voting common stock held of record by such shareholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Articles of Incorporation. Each shareholder of record entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action without a meeting, may vote or express such consent or dissent in person (including by means of remote communications, if any, by which shareholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote or act for such shareholder by a proxy executed or transmitted in a manner permitted by the Utah Revised Business Corporation Act by the shareholder or such shareholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted or acted upon after eleven months from the date of its execution, unless the proxy expressly provides for a longer period.

1.9          Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the shareholders at such meeting shall be decided if the affirmative vote of the holders of shares of voting common stock exceed the votes cast opposing the action, except when a different vote is required by law, the Articles of Incorporation or these Bylaws. When a quorum is present at any meeting, any election by shareholders of directors shall be determined by a plurality of the votes cast on the election.

1.10 Conduct of Meetings.

(a)           Chairman of Meeting. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the shareholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)           Rules, Regulations and Procedures. The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.11      Action without Meeting.

(a)             Taking of Action by Consent. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding voting common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of voting common stock entitled to vote on such action were present and voted. Except as otherwise provided by the Articles of Incorporation, shareholders may act by written consent to elect directors; provided, however, that, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

(b)             Electronic Transmission of Consents. An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (B) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Utah, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c)           Notice of Taking of Corporate Action. Unless written consents of all shareholders entitled to vote have been obtained, the Corporation shall give notice of any shareholder approval without a meeting at least ten days before the consummation of the action authorized by the approval to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Such notice will contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action.

ARTICLE II

DIRECTORS

2.1          General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Articles of Incorporation. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholder

2.2          Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall consist of at least three directors and not more than seven and be determined from time to time by resolution of the shareholders or the Board of Directors (but until then, shall be set at five). The number of directors may be decreased at any time and from time to time either by the shareholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. Directors need not be shareholders of the Corporation.

2.3          Enlargement of the Board. Subject to Section 2.2, the number of directors may be increased at any time and from time to time by the shareholders or by a majority of the directors then in office.

2.4          Tenure. Each director shall hold office until the next annual meeting and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.5          Vacancies. Unless and until filled by the shareholders, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.6          Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the

Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.7          Regular Meetings. Regular meetings of the Board of Directors may be held without formal notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of shareholders. If possible, regular meetings of the Board of Directors will be held on the second Monday of June, September, December and March.

2.8          Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President on 24 hours’ notice to each director, as permitted in Section 2.9(i). Special meetings shall be called by the President or secretary or treasurer and notice given as allowed in Section 2.9, on the written request of two directors; provided, that special meetings will be held at any time and place upon all member of the Board of Directors signing a “Waiver of Notice and Consent to Time and Place of Meeting” which shall be filed as part of the minutes of the meeting.

2.9          Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending written notice via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice via first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.11        Quorum. At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided statute or the Articles of Incorporation or these Bylaws. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.12 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Articles of Incorporation.

2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

2.14 Removal. Except as otherwise provided by the Utah Revised Business Corporation Act, any one or more or all of the directors may be removed, with or without cause, by the shareholders at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

2.15 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Except as otherwise provided in the Articles of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate a subcommittee any or all of the powers and authority of the committee.

2.16 Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for the attendance at each regular or special meeting of the board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE III

OFFICERS

3.1          Titles. The officers of the Corporation shall consist of a Chief Executive Officer, a President, Vice-Presidents, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. At its discretion the Board of Directors may elect a General Manager and such other officers and agents as may be necessary for the business of the Corporation, and specify the duties, authority and compensation of each. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2          Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3                                                       Qualification. No officer need be a shareholder. Any two or more offices may be held by the same person.

3.4          Tenure. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5          Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

3.6          Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7          Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.8 of these Bylaws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders.

3.8          President; Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.9          Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10        Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of shareholders and special meetings of the Board of Directors, to attend all meetings of shareholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11        Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12        Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the Utah Revised Business Corporation Act, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

As a condition precedent to an Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Section, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of: (i) a written affirmation from the Indemnitee of such Indemnitee’s good faith belief that he or she has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Revised Business Corporation Act; (ii) a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Section, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 1610a-904 of the Utah Revised Business Corporation Act.

The Corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Corporation may not indemnify an individual, and no advancement of expenses shall be made, under this Section if a determination is made by the Board that (i) the Indemnitee did not act in good faith; (ii) the Indemnitee did not act in a manner he reasonably believed to be in, or not opposed to, the Corporation’s best interests, or (iii) with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe his conduct was unlawful.

All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made, consistent with Section 16-10a-906 of the Utah Revised Business Corporation Act, in each instance by one of the following four methods, at the election of the Board: (i) by a majority vote of the directors present at a meeting at which a quorum is satisfied, and only those directors not parties to the proceeding in question (“disinterested directors”) shall be counted in satisfying the quorum; (ii) if a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board of Directors, which committee shall consist of two or more disinterested directors, and directors who are parties to the proceeding in question may participate in the designation of directors for the committee; (iii) by special legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) selected by the Board of Directors or its duly authorized committee or, if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which selection directors who are parties to the proceeding may participate; or (iv) by the shareholders of the Corporation through a majority of the votes of the outstanding voting common stock..

The Corporation shall not indemnify an Indemnitee pursuant to this Section in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

The rights provided in this Section: (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of shareholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Section.

ARTICLE V

CAPITAL STOCK

5.1          Issuance of Stock. Subject to the provisions of the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

5.2          Certificates of Stock.

(a)           Certificates representing shares of the Corporation shall be issued in such form and shall be executed by such officers as shall be determined by the Board of Directors. All certificates for shares shall be consecutively numbered within each class of stock. The name and address of the shareholder to whom the shares represented by the certificate are issued, together with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

(b)             Certificates for shares shall be issued by the Corporation in exchange for such consideration as the Board of Directors may from time to time determine, or as stock dividends in authorized but unissued share of preferred on common at such time and for such number of shares as the Board of Directors may from time to time determine.

(c)             When any stock dividend is declared and paid in the Corporation’s own authorized and unissued shares, there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares issued.

(d)             All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in exchange therefor until the former certificate for a like number of shares shall have been surrendered and cancelled.

(e)             If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.3          Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

5.4          Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

5.5          Dividends. Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.

5.6          Redemption. Authorized and issued preferred shares of the Corporation shall be subject to call by certificate number at such times, in such numbers, and in such amounts as provided by the Corporation’s Articles of Incorporation, as amended.

5.7          Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or to express consent (or dissent) to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days after the date of adoption of a record date for a consent without a meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders entitled to vote shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining shareholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is properly delivered to the Corporation. If no record date is fixed, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

GENERAL PROVISIONS

6.1          Fiscal Year. The fiscal year shall be as designated by the Board of Directors.

6.2          Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The corporate seal shall have inscribed thereon the name of the Corporation in Logan, Cache County, Utah.

6.3          Notice; Waiver of Notice.

(a)             Whenever under the provisions of these Bylaws notice is required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid, sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the Corporation.

(b)             Whenever notice is required to be given by law, by the Articles of Incorporation or by these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.4          Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of shareholders or security holders of any other entity, the securities of which may be held by this Corporation.

6.5          Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.6          Articles of Incorporation. All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.

6.7          Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

6.8          Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VII

AMENDMENTS

7.1          By the Board of Directors. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present; provided, however, that no change of the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place notice thereof shall be given to each shareholder in person or by letter mailed to his or her last known address, at least twenty days before the election is held.

7.2          By the Shareholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of shareholders, or at any special meeting of shareholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.